                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Rand Acquisition Corporation
(the "Company") on Form 10-QSB for the period ending September 30, 2005 (the
"Report"), as filed with the Securities and Exchange Commission on the date hereof, I Laurence S. Levy, Chairman of the Board and Chief Executive Officer of
the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to
Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d)
     of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Laurence S. Levy                                Dated: November 18, 2005
  ---------------------------------------------
        Laurence S. Levy
        Chairman of the Board and Chief Executive Officer
        (Principal Executive and Principal Financial and Accounting Officer)